UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 9, 2011

IMMUCOR, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-14820	22-2408354
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3130 Gateway Drive, Norcross, Georgia	30071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 441-2051

Not Applicable
(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2011, the Compensation Committee of the Board of Directors of Immucor, Inc. (the “Company”) approved the Company’s Fiscal Year 2012 Bonus Plan and Long-Term Incentive Plan for Executive Officers (the “Plan”) (the bonus portion of the Plan is referred to as the “Bonus Plan” and the long-term incentive portion of the Plan is referred to as the “LTI Plan”).

Under the terms of the Bonus Plan, the Company’s executive officers will be eligible to receive cash bonuses based on the Company achieving specified net income goals and other corporate goals established by the Compensation Committee, and on achievement of individual performance objectives established for each participant at the beginning of the Company’s fiscal year.  Executive officers currently include the Company’s Chief Executive Officer, Chief Financial Officer and General Counsel.

The Company’s executive officers will be eligible for bonuses based on 3 components, weighted equally:

•	Net Income Component: actual net income compared to FY 2012 target net income (“Target Net Income”);
•	Corporate Goals Component: the achievement of other corporate goals for FY 2012; and
•	Individual Goals Component: the achievement of individual performance objectives for FY 2012.

The table below shows the maximum bonus awards that could be earned by executive officers if actual net income is 100% or more of Target Net Income, and assuming other corporate goals and individual goals are achieved.  Executive officers can earn bonus awards on a prorated basis if actual net income is between 90% and 100% of Target Net Income, but executive officers will earn 0% of the Net Income Component if actual net income is less than 95% of Target Net Income.  If actual net income is below 90% of Target Net Income, no bonus payments will be made under the Plan, regardless of achievement of goals under the Corporate Goals Component and Individual Goals Component.

	100% of Target Net Income	105% of Target Net Income	110% of Target Net Income or Above
CEO - Maximum Bonus Award (% of Base Compensation)*	100%	150%	200%
Other Executive Officers - Maximum Bonus Award (% of Base Compensation)*	50%	75%	100%
*Maximum bonus awards will be prorated for in-between percentages of net income.

Under the LTI Plan, executive officers will be granted performance-conditioned restricted stock units (“Performance Shares”).  Performance Share awards represent the right to receive shares of Company stock in the future, based on the achievement of certain operational performance goals during FY 2012.  The Performance Share target awards to executive officers are calculated as:

(FY 2011 base salary) x (applicable target value percentage)

Company’s share price on the grant date

The applicable target value percentages are as follows:

•	Chief Executive Officer	215% of base compensation
•	Chief Financial Officer	130% of base compensation
•	General Counsel	100% of base compensation

Executive officers are eligible to earn from 0% to 200% of the target award, depending on the level of achievement of specified operational performance goals established by the Compensation Committee for the one-year performance period (FY 2012).  After the end of FY 2012, the Compensation Committee will assess the level of performance during FY 2012 and apply a resulting performance multiplier to the target award to determine the number of “Confirmed Performance Shares.”  One-third of the Confirmed Performance Shares will vest and convert to Company stock at that time, and one-third of the Confirmed Performance Shares will be vested and convert to Company stock on each of the second and third anniversaries of the grant date (in 2013 and 2014), provided that the officer remains employed by the Company on each such vesting date.

Upon a change in control, all performance goals will be deemed to have been met at the target level.  The resulting Confirmed Performance Shares (100% of the target award) will vest and convert to shares of common stock, without proration, on the date of the change in control.

The foregoing description is qualified in its entirety by reference to the FY 2012 Bonus and Long-Term Incentive Plan for Executive Officers, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

On June 10, 2011 the Company entered into an Amended and Restated Employment Agreement with Richard A. Flynt, the Company’s Executive Vice President and Chief Financial Officer (the “Flynt Agreement”).  Under the Flynt Agreement, (i) Mr. Flynt’s annual salary will be $379,500, which now includes the amounts that were previously a separate automobile allowance and life insurance premium reimbursement, (ii) the annual two-year renewal term was replaced with an annual one-year renewal term, subject to a 60-day notice of non-renewal, (iii) the “modified single-trigger” was eliminated and replaced with a “double-trigger” change-in-control severance benefit, pursuant to which Mr. Flynt would receive an amount equal to two times his average annual cash compensation (including bonus), a payment to cover health insurance costs for 18 months, three-months accelerated vesting of his equity awards, and outplacement assistance if, within two years after a change in control, the Company terminates Mr. Flynt’s employment without cause or he resigns for good reason, (iv) the guaranteed “single-trigger” change-in-control vesting of equity awards was eliminated for grants under future plans, (v) the change-in-control excise tax gross-up was eliminated and replaced with a “best net” provision pursuant to which benefits may be reduced to the extent necessary to avoid the excise tax, if that would be more tax efficient, (vi) receipt of severance benefits is now predicated on Mr. Flynt signing a release of employment-related claims, (vii) the restrictive covenants in the agreement were expanded and updated in accordance with recently amended Georgia law, and (viii) certain documentary changes were made to comply with Section 409A of the Internal Revenue Code.  The remaining material terms of the Flynt Agreement remain unchanged from the Employment Agreement between Mr. Flynt and the Company dated December 10, 2007.  The foregoing description is qualified in its entirety by reference to the Flynt Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

On June 10, 2011 the Company also entered into an Amended and Restated Employment Agreement with Philip H. Moïse, the Company’s Executive Vice President and General Counsel (the “Moïse Agreement”).  Under the Moïse Agreement, Mr. Moïse’s annual salary will be to $517, 500, which now includes the amounts that were previously a separate automobile allowance and life insurance premium reimbursement.  The other material changes to the Moïse Agreement are identical to the material changes to the Flynt Agreement described above.  The remaining material terms of the Moïse Agreement remain unchanged from the Employment Agreement between Mr. Moïse and the Company dated April 1, 2007.  The foregoing description is qualified in its entirety by reference to the Moïse Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated by reference herein.

Item 9.01(d)	Exhibits.

10.1	FY 2012 Bonus and Long-Term Incentive Plan for Executive Officers.

10.2	Amended and Restated Employment Agreement, dated as of June 10, 2011, by and between the Company and Richard A. Flynt.

10.3	Amended and Restated Employment Agreement, dated as of June 10, 2011, by and between the Company and Philip H. Moïse.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCOR, INC.

Date: June 15, 2011	By:	/s/ Philip H. Moïse
Philip H. Moïse Executive Vice President and General Counsel

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